SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                          -------------------

                                FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                         THE SECURITIES ACT OF 1933
                          -------------------
                         United Waste Systems, Inc.
                         (Exact Name of Registrant as Specified in Its Charter)

                                Delaware
                         (State or Other Jurisdiction of Incorporation or Organization)

                               13-3532338
                         (I.R.S. Employer Identification No.)

                         Four Greenwich Office Park
                         Greenwich, Connecticut             06830
          (Address of Principal Executive Offices)     (Zip Code)

1.   1992 Stock Option Plan
2.   1992 Disinterested Director Stock Option Plan
3. Options and warrants granted outside of the above-referenced plans under individual written compensation contracts with employees (as defined in General Instruction
 A(1)(a)to Form S-8)
                          (Full Title of Plan)

                           Sandra E. Welwood
                         United Waste Systems, Inc.
                         Greenwich, Connecticut 06830
                         (Name and Address of Agent For Service)

                             (203) 622-3131
                         (Telephone Number, Including Area Code, of Agent for
                          Service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                         Joseph Ehrenreich, Esq.
                          Ehrenreich & Krause
                         1140 Avenue of the Americas
                         New York, N.Y.  10036
                             (212) 302-8050







                         CALCULATION OF REGISTRATION FEE

                              Proposed
                              Maximum   Proposed
                              Offering  Maximum   Amount
Title of                      Price     Aggregate of
Securities to    Amount to         Per       Offering  Registration
be Registered  be Registered  Share          Price          Fee
-------------- -------------- ----------     --------- -------------

Common Stock,
par value
$.001 per share  1,445,556(1) $26.81(6) $38,755,357    $11,745

                 145,776(2)   $32.12(6) $ 4,682,326    $ 1,419

                 329,245(3)   $24.31(6) $ 8,003,946     $ 2,426

                 119,000(4)   $22.14(6) $ 2,634,660     $   799

     Total       2,039,577(5)                           $16,389
--------------------------

     (1) A stockholder resolution adopted at the Company's 1996 Annual
Meeting increased the number of shares authorized for issuance under the Company's 1992 Stock Option Plan by 1,400,000 shares. The indicated 1,445,556 shares include (i)the additional 1,400,000 shares that may be issued as a result of such increase upon exercise of stock options under the Company's 1992 Stock Option Plan and (ii)45,556 shares that may be issued upon exercise of stock options granted prior to the approval of such increase.

     (2) A stockholder resolution adopted at the Company's 1996 Annual Meeting increased the number of shares authorized for issuance under the Company's 1992 Disinterested Director Stock Option Plan by 145,776 shares. The indicated 145,776 shares represent the additional shares that may be issued as a result of such increase upon exercise of stock options under the Company's 1992 Disinterested Director Stock Option Plan.

     (3) Represents options with respect to an aggregate of 329,245 shares granted during the period November 1, 1995 through August 7, 1996 to 117 employees of the Registrant under individual written compensation contracts or option agreements with such employees and not pursuant to the Registrant's 1992 Stock Option Plan.

     (4) Represents warrants with respect to an aggregate of 119,000 shares granted during the period March 1, 1996 through October 1, 1996 to four consultants under individual written compensation contracts and not pursuant to the Registrant's 1992 Stock Option Plan.

     (5) This Registration Statement also registers an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the plans to which this Registration Statement relates.

     (6) Calculated solely for the purpose of determining the registration fee based upon the average of the assumed offering prices of the shares determined pursuant to Rules 457(h). In the case of shares purchasable upon exercise of outstanding options or warrants, such assumed offering price is the exercise price provided for in the relevant option or warrant. In the case of shares purchasable upon exercise of options that may hereafter be granted, such assumed offering price is $36.75, the average of the high and low sales price of the Company's Common Stock, as quoted through NASDAQ National Market, on October 15, 1996.

PART I

                         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                            EXPLANATORY NOTE
                           -----------------


     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement (the "Plans") as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                               PART II

                         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, United Waste Systems, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (and Amendment No. 1 thereto on Form 10-Q/A), and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     2.   The Company's Report on Form 8-K dated May 31, 1996.

     3.   The Company's Report on Form 8-K dated June 18, 1996.

     4.   The Company's Report on Form 8-K dated June 28, 1996
(filed on August 22, 1996).

     5. The Company's Reports on Form 10-C dated March 8, 1996, and June 18, 1996, respectively.

     6. The Company's definitive proxy statement dated April 22, 1996, relating to its 1996 Annual Meeting of Stockholders.

     7. The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A dated November 16, 1992, filed under the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Ehrenreich & Krause, 1140 Avenue of the Americas, New York, New York 10036.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to specific authority granted by Section 102 of the Delaware General Corporation Law (the "DGCL"), Article X of the Registrant's Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any corresponding provision of the General Corporation Law of the State of Delaware.

     The Registrant, as a Delaware corporation, is empowered by
Section 145 of the DGCL, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employer or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article IX of Registrant's Amended and Restated Certificate of Incorporation and
Article V of Registrant's By-laws both provide for indemnification of its officers and directors to the full extent permitted by the DGCL. In addition, the Company has entered into indemnification agreements with each of its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

     Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number and Exhibit
--------------------------
     4.1 Amended and Restated Certificate of Incorporation dated October 31, 1991, as amended by (i) Certificate of Increase of Designated Number of Shares of Series B Cumulative Convertible Preferred Stock dated March 31, 1992, (ii) Certificate of Correction to Amended and Restated Certificate of Incorporation dated April 30, 1992, (iii) Certificate of Amendment to Certificate of Incorporation dated October 9, 1992, (iv) Certificate of Change of Location of Registered Office and Registered Agent dated January 28, 1993, (v) Certificate of Amendment to Certificate of Incorporation dated August 31, 1993, and (vi) Certificate of Amendment to Certificate of Incorporation dated June 12, 1996

     4.2 By-laws (incorporated by reference to Exhibit No. 3.5 to the Registration Statement on Form S-1 Commission File
No. 33-53488)

     5.1  Opinion of Ehrenreich & Krause

     23.1 Consent of Ehrenreich & Krause (included in the opinion filed as Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP

     23.3  Consent of Hanson Rotter & Green


     23.4  Consent of Hanson Rotter & Green

     24.1 Power of Attorney (included on the signature page of the Registration Statement)

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURES


     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Greenwich, Connecticut, on the 18th day of October, 1996.


United Waste Systems, Inc.


By:  Michael J. Nolan
     -----------------
     Michael J. Nolan
     Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates set forth opposite their names. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Bradley S. Jacobs
--------------------
Bradley S. Jacobs
Chairman, Chief Executive Officer and Director (Principal Executive
Officer)
October 18, 1996


John N. Milne
--------------------
John N. Milne, Director
October 17, 1996



--------------------
G. Chris Andersen, Director
October   , 1996


Lawrence J. Twill, Sr.
--------------------
Lawrence J. Twill, Sr., Director
October 17, 1996


Christian Weyer
--------------------
Christian Weyer, Director
October 17, 1996


J. Bryan Williams, III
--------------------
J. Bryan Williams, III, Director
October 17, 1996



Michael J. Nolan
--------------------
Michael J. Nolan, Chief Financial Officer
(principal financial officer)
October 18, 1996



Sandra E. Welwood
--------------------
Sandra E. Welwood, Vice President Controller
(principal accounting officer)
October 18, 1996


Exhibit Number and Exhibit
--------------------------
     4.1 Amended and Restated Certificate of Incorporation dated October 31, 1991, as amended by (i) Certificate of Increase of Designated Number of Shares of Series B Cumulative Convertible Preferred Stock dated March 31, 1992, (ii) Certificate of Correction to Amended and Restated Certificate of Incorporation dated April 30, 1992, (iii) Certificate of Amendment to Certificate of Incorporation dated October 9, 1992, (iv) Certificate of Change of Location of Registered Office and Registered Agent dated January 28, 1993, (v) Certificate of Amendment to Certificate of Incorporation dated August 31, 1993, and (vi) Certificate of Amendment to Certificate of Incorporation dated June 12, 1996

     4.2 By-laws (incorporated by reference to Exhibit No. 3.5 to the Registration Statement on Form S-1 Commission File
No. 33-53488)

     5.1  Opinion of Ehrenreich & Krause

     23.1 Consent of Ehrenreich & Krause (included in the opinion filed as Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP

     23.3  Consent of Hanson Rotter & Green


     23.4  Consent of Hanson Rotter & Green

     24.1 Power of Attorney (included on the signature page of the Registration Statement)